EXHIBIT 23.1
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                     [Letterhead of Kesselman & Kesselman]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this amendment No. 1 to Registration Statement on Form F-3 (Registration No. 333-102259) of Teva Pharmaceutical Industries Ltd. of our reports dated February 17, 2003, relating to the consolidated financial statements of Teva Pharmaceutical Industries Ltd. and related Schedule II - Valuation and Qualifying Accounts, which appear in Teva Pharmaceutical Industries Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

                                   /s/ Kesselman & Kesselman

Tel-Aviv, Israel
March 17, 2003